EXHIBIT 99.1


FOR FURTHER INFORMATION CONTACT:

      AT THE COMPANY:                         AT THE FINANCIAL RELATIONS BOARD:
Edward Hartigan             George Zagoudis        Janine Warell           Darcy Bretz
Senior Vice President       General Information    Analyst Contact         Media Contact
(317) 594-9499 x207         (312) 640-6663         (312) 640-6775          (312) 640-6756

FOR IMMEDIATE RELEASE
THURSDAY, APRIL 16, 1998

              ITT EDUCATIONAL SERVICES, INC. REPORTS
                   RECORD FIRST QUARTER RESULTS

INDIANAPOLIS, IN, APRIL 16, 1998 - ITT EDUCATIONAL SERVICES, INC. (NYSE:ESI), a leading proprietary provider of technology-oriented postsecondary degree programs, today reported record first quarter operating income of $11.0 million, a gain of 22 percent over the $9.0 million for the first quarter of 1997. Operating margins for the quarter increased to 15.2 percent compared with 13.9 percent a year ago. The Company attributed its strong results to continued gains in total student enrollment over its increasing college base.

Net income in the first quarter increased to $7.3 million, a gain of 18 percent over the $6.2 million for the first quarter of 1997. Fully diluted earnings per share for the quarter rose to 27 cents compared with 23 cents in the prior year period. Revenues increased 12 percent to $72.3 million from $64.5 million in the first quarter of 1997.

"We are pleased that our strong momentum has continued in 1998 despite incurring pre-tax expenses of approximately $550,000 in the first quarter relating to our change in control caused by the merger of Starwood Hotels & Resorts with ITT Corporation," said Rene R. Champagne, chairman, president and chief executive officer. "These expenses represent approximately $0.01 per share after tax," said Champagne. "Excluding these expenses, operating income for the quarter would have increased 27.4%."

According to Champagne, "ESI has obtained all required prior approvals of the proposed underwritten public offering of 11,000,000 shares together with a potential over-allotment of 1,650,000 shares of ESI common stock held by ITT Corporation (the "Offering") from the Company's education regulators before the offering occurs."

"We see significant long-term opportunities to further capitalize on the rising demand for technology-oriented programs of study," said Champagne. "Our 63rd college opened in the first quarter in Burr Ridge (Chicago), Illinois. We intend to open five additional colleges in 1998 in Albany and Liverpool (Syracuse), New York, Richmond, Virginia, Richardson, Texas, and St. Rose (New Orleans), Louisiana. In addition, we continue to plan the introduction of additional curricula in our colleges this year, including the rescheduled September introduction of our new curriculum in Computer Network Systems Technology."

ESI has filed a registration statement with the Securities and Exchange Commission, which is not yet effective, relating to the proposed Offering. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This announcement shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

When it becomes available, a copy of the written prospectus relating to the Offering may be obtained from the Prospectus Department -- Credit Suisse First Boston, 11 Madison Avenue, New York, NY 10010.

ITT Educational Services, Inc. operates 63 ITT Technical Institutes in 27 states which provide career-focused postsecondary programs of study in fields of technology to approximately 24,000 students.

EXCEPT FOR THE HISTORICAL INFORMATION CONTAINED HEREIN, THE MATTERS DISCUSSED IN THIS PRESS RELEASE ARE FORWARD LOOKING STATEMENTS THAT INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES. AMONG THE FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY ARE THE FOLLOWING: BUSINESS CONDITIONS AND GROWTH IN THE POSTSECONDARY EDUCATION INDUSTRY AND IN THE GENERAL ECONOMY; CHANGES IN FEDERAL AND STATE GOVERNMENTAL REGULATIONS WITH RESPECT TO EDUCATION AND ACCREDITATION STANDARDS, OR THE INTERPRETATION OR ENFORCEMENT THEREOF, INCLUDING, BUT NOT LIMITED TO, THE LEVEL OF GOVERNMENT FUNDING FOR, AND THE COMPANY'S ELIGIBILITY TO PARTICIPATE IN, STUDENT FINANCIAL AID PROGRAMS UTILIZED BY THE COMPANY'S STUDENTS; THE RESULTS OF THE COMPANY'S APPEAL IN ELDREDGE, ET AL, V. ITT EDUCATIONAL SERVICES, INC., ET AL. AND THE RESULTS OF ANY RELATED LITIGATION; EFFECTS OF ANY CHANGE IN OWNERSHIP OF THE COMPANY RESULTING IN A CHANGE IN CONTROL OF THE COMPANY, INCLUDING, BUT NOT LIMITED TO, THE CONSEQUENCES OF SUCH CHANGES ON THE ACCREDITATION AND FEDERAL AND STATE REGULATION OF THE INSTITUTES; RECEPTIVITY OF STUDENTS AND EMPLOYERS TO THE COMPANY'S EXISTING PROGRAM OFFERINGS AND NEW CURRICULA; LOSS OF LENDER ACCESS TO THE COMPANY'S STUDENTS FOR STUDENT LOANS; A SUBSTANTIAL INCREASE IN THE SHARES OF COMMON STOCK AVAILABLE FOR SALE IN THE MARKET IF SOME OR ALL OF ITT CORPORATION'S COMMON STOCK HOLDINGS ARE DIVESTED; AND OTHER RISKS AND UNCERTAINTIES DETAILED FROM TIME TO TIME IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

                        ITT EDUCATIONAL SERVICES, INC.
                             STATEMENTS OF INCOME
                     (IN THOUSANDS EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                               THREE MONTHS ENDED MARCH 31,
                                                               1997                         1996
REVENUES
Tuition                                                       $62,587                    $55,746
Other educational                                              9,700                       8,730
                  Total revenue                               72,287                      64,476
COSTS AND EXPENSES
Cost of educational services                                  41,438                      37,984
Student services and administrative                           19,436                      17,536
expenses
Change of control expenses                                      443                          ---
                  Total costs and                             61,317                      55,520
expenses
Operating income                                              10,970                       8,956
Interest income, net                                           1,244                       1,380
Income before income taxes                                    12,214                      10,336
Income taxes                                                   4,886                       4,134
Net Income                                                    $7,328                      $6,202
Earnings per common share (basic and                           $0.27                       $0.23
diluted)
SUPPLEMENTAL DATA:
Cost of educational services                                       57.3%                   58.9%
Student services and administrative                                26.9%                   27.2%
expenses
Change of control expenses                                          0.6%                     ---
Operating margin                                                   15.2%                   13.9%
Operating losses from new institutes                           $636                         $578
(after-tax)
Student enrollment at end of period                           23,879                      22,172
Technical institutes at end of period                           63                            59

                        ITT EDUCATIONAL SERVICES, INC.
                                BALANCE SHEETS
                     (IN THOUSANDS EXCEPT PER SHARE DATA)

                                                 March 31, 1998        December 31, 1997         March 31, 1997
                                                   (unaudited)            ____________             (unaudited)
ASSETS
Current assets
   Cash and cash equivalents                            $90,217                      $29                    $62
   Restricted cash                                        6,689                    3,860                    844
   Cash invested with ITT Corporation                       ---                   94,800                 85,936
   Accounts receivable, net                              12,770                    9,680                  9,797
   Deferred income tax                                    1,843                    2,019                  1,217
   Prepaids and other current assets                      3,939                    2,570                  4,248
        Total current assets                           $115,458                 $112,958               $102,104
   Property and equipment, net                           22,937                   22,886                 21,429
   Direct marketing costs                                 7,054                    6,882                  5,969
   Other assets                                           3,338                    3,188                  1,946
        Total assets                                    148,787                  145,914                131,448
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
   Accounts payable                                     $11,639                  $14,974                $14,039
   Accrued compensation and benefits                      5,054                    3,245                  3,481
   Other accrued liabilities                             11,729                    6,877                  6,617
   Deferred tuition revenue                              23,041                   30,850                 30,800
        Total current liabilities                        51,463                   55,946                 54,937
   Other liabilities                                      2,181                    2,153                  1,617
        Total liabilities                                53,644                   58,099                 56,554
Shareholders' equity
   Preferred stock, $.01 par value,                         ---                      ---           ---
5,000,000
        shares authorized, none issued
or
        outstanding
   Common stock, $0.1 par value,                            270                      270          270
50,000,000
        shares authorized, 26,999,952
issued
        and outstanding
   Capital surplus                                       32,513                   32,513                 32,513
   Retained earnings                                     62,360                   55,032                 42,111
        Total shareholders' equity                       95,143                   87,815                 74,894
        Total liabilities and                          $148,787                 $145,914 $131,448
shareholders' equity


      For more information on ITT Educational Services, Inc.
       via facsimile at no cost, simply dial 1-800-PRO-INFO
                  and enter the company code ESI.